Exhibit 99.9
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials gross profit)

3 Month Rolling Average (%)*#

	2007	2008	2009	2010	2011
January	20.5	17.3	17.1	16.5	13.0
February	19.7	17.1	17.9	16.2	10.9
March	20.5	18.1	19.5	16.5
April	21.0	18.5	19.0	16.8
May	21.4	18.1	18.0	16.6
June	21.9	17.5	16.9	16.7
July	21.2	16.1	17.4	16.9
August	20.1	14.6	17.0	17.9
September	18.1	14.6	16.0	12.8
October	18.4	14.8	16.7	12.6
November	18.7	16.1	17.8	11.5
December	18.2	15.9	18.4	14.6

12 Month Rolling Average (%)*#

	2007	2008	2009	2010	2011
January	22.2	19.4	16.6	17.4	14.8
February	21.9	19.4	16.5	17.2	14.3
March	21.7	19.1	16.6	16.9
April	21.6	18.9	16.5	16.9
May	21.2	18.5	16.3	16.9
June	21.0	18.0	16.4	16.9
July	20.8	17.6	16.8	16.8
August	20.5	17.1	17.1	17.1
September	20.3	17.0	17.0	16.0
October	20.2	16.7	17.5	15.6
November	20.0	16.5	17.7	15.4
December	19.6	16.6	17.7	15.1

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.

#NOTE:  On November 30, 2010, the Castings Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.